Exhibit 99

FORM 4 JOINT FILER INFORMATION

Name of
“Reporting Persons”:	InterWest Partners VIII, L.P. (“IP8”)
InterWest Investors VIII, L.P. (“II8”)
InterWest Investors Q VIII, L.P. (“IIQ8”)
InterWest Management Partners VIII, L.L.C. (“IMP8”)
InterWest Partners VI, L.P. (“IP6”)
InterWest Investors VI, L.P. (“II6”)
InterWest Management Partners VI, LLC (“IMP6”)

John C. Adler
Stephen C. Bowsher
Harvey B. Cash
Christopher Ehrlich
Philip T. Gianos
W. Scott Hedrick
W. Stephen Holmes
Gilbert H. Kliman
Robert R. Momsen
H. Ronald Nash
Thomas L. Rosch
Michael B. Sweeney

Address:	2710 Sand Hill Road, Second Floor
Menlo Park, CA 94025

Designated Filer:	InterWest Partners VIII, L.P.

Issuer and Ticker Symbol:	Myogen, Inc. (MYOG)

Date of Event:	June 28, 2005

Each of the following is a Joint Filer with InterWest Partners VIII, L.P. (“IP8”) and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:

InterWest Investors VIII, L.P. (“II8”) and InterWest Investors Q VIII, L.P. (“IIQ8”). InterWest Management Partners VIII, LLC (“IMP8”) is the general partner of IP8, II8 and IIQ8 and has sole voting and investment control over the shares owned by IP8, II8 and IIQ8. Arnold L. Oronsky, Stephen C. Bowsher, Harvey B. Cash, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes, Gilbert H. Kliman, Thomas L. Rosch, and Michael B. Sweeney are managing directors of IMP8 and John C. Adler, Christopher Ehrlich and H. Ronald Nash are venture members of IMP8. Arnold L. Oronsky has filed separately for his indirect ownership interests and is not a joint filer hereunder.

InterWest Partners VI, L.P. (“IP6”) and InterWest Investors VI, L.P. (“II6”). InterWest Management Partners VI, LLC (“IMP6”) is the general partner of IP6 and II6 and has sole voting and investment control over the shares owned by IP6 and II6. Arnold L. Oronsky, Harvey B. Cash, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes and Robert R. Momsen are managing directors of IMP6 and Gilbert H. Kliman is a venture member of IMP6. Arnold L. Oronsky has filed separately for his indirect ownership interests and is not a joint filer hereunder.

All Reporting Persons disclaim beneficial ownership of shares of Myogen, Inc. stock held by IP8, II8, IIQ8, IP6 and II6, except to the extent of their respective pecuniary interest therein and any shares held in their names. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.

1.

Each of the Reporting Persons listed above has designated InterWest Partners VIII, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person has appointed InterWest Management Partners VIII, LLC as its attorney in fact for the purpose of making reports relating to transaction in Myogen, Inc. Common Stock.

InterWest Management Partners VIII, L.L.C.

By:	/s/ W. Stephen Holmes W. Stephen Holmes, Managing Director

InterWest Partners VIII, LP

By:	InterWest Management Partners VIII, LLC
Its General Partner

By:	/s/ W. Stephen Holmes W. Stephen Holmes, Managing Director

InterWest Investors VIII, LP

By:	InterWest Management Partners VIII, LLC
Its General Partner

By:	/s/ W. Stephen Holmes W. Stephen Holmes, Managing Director

InterWest Investors Q VIII, LP

By:	InterWest Management Partners VIII, LLC
Its General Partner

By:	/s/ W. Stephen Holmes W. Stephen Holmes, Managing Director

John C. Adler, an individual		Stephen C. Bowsher, an individual
By:	InterWest Management Partners VIII, LLC,	By:	InterWest Management Partners VIII, LLC,
	as Attorney-in-Fact		as Attorney-in-Fact

By:	/s/ Karen A. Wilson	By:	/s/ Stephen C. Bowsher

Karen A. Wilson, Power of Attorney

Christopher Ehrlich, an individual		H. Ronald Nash, an individual
By:	InterWest Management Partners VIII, LLC,	By:	InterWest Management Partners VIII, LLC,
	as Attorney-in-Fact		as Attorney-in-Fact

By:	/s/ Christopher Ehrlich	By:	/s/ Karen A. Wilson

Karen A. Wilson, Power of Attorney

Thomas L. Rosch, an individual		Michael B. Sweeney, an individual
By:	InterWest Management Partners VIII, LLC,	By:	InterWest Management Partners VIII, LLC,
	as Attorney-in-Fact		as Attorney-in-Fact

By:	/s/ Thomas L. Rosch	By:	/s/ Michael B. Sweeney

2.